POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes*
and appoints each of Patrick DeLong, Shannon McLaren, Colby Rollins,*
Matt Ireland and Cathy Handley, signing singly, the undersigned's true*
and lawful attorney-in-fact to:*
      (1) 	execute for and on behalf of the undersigned, in the*
undersigned's capacity as an officer, director and/or stockholder of*
Crimson Wine Group, Ltd. (the "Company"), Forms 3, 4 and 5 in accordance*
with Section 16(a) of the Securities Exchange Act of 1934 and the rules* thereunder;*
      (2) 	do and perform any and all acts for and on behalf of*
the undersigned which may be necessary or desirable to complete and*
execute any such Form 3, 4 or 5, complete and execute any amendment or* amendments thereto, and timely file such form with the SEC and any stock* exchange or similar authority; and*
      (3) 	take any other action of any type whatsoever in connection*
with the foregoing which, in the opinion of such attorney-in-fact, may be of* benefit to, in the best interest of, or legally required by, the undersigned,* it being understood that the documents executed by such attorney-in-fact on* behalf of the undersigned pursuant to this Power of Attorney shall be in*
such form and shall contain such terms and conditions as such attorney-in-* fact may approve in such attorney-in-fact's discretion.*
*
The undersigned hereby grants to each such attorney-in-fact full power and* authority to do and perform any and every act and thing whatsoever*
requisite, necessary or proper to be done in the exercise of any of*
the rights and powers herein granted, as fully to all intents and purposes*
as the undersigned might or could do if personally present, with full power* of substitution or revocation, hereby ratifying and confirming all that*
such attorney-in-fact, or such attorney-in-fact's substitute or substitutes,* shall lawfully do or cause to be done by virtue of this Power of Attorney*
and the rights and powers herein granted. The undersigned acknowledges*
that the foregoing attorneys-in-fact, in serving in such capacity at the* request of the undersigned, are not assuming, nor is the Company assuming,* any of the undersigned's responsibilities to comply with Section 16 of*
the Securities Exchange Act of 1934.*
*
This Power of Attorney shall remain in full force and effect until the* undersigned is no longer required to file Forms 3, 4 and 5 with respect to* the undersigned's holdings of and transactions in securities issued by the* Company, unless earlier revoked by the undersigned in a signed writing* delivered to the foregoing attorneys-in-fact.*
*
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to*
be executed as of this 2nd day of September, 2015.*
*
/s/ John D. Cumming*
Signature*